Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Third-Quarter 2025 Results

Third-Quarter Financial Highlights
•Net sales of $1,320 million; year-over-year increase of 5.2%
•Net income of $101 million and net income per diluted share of $1.97
•Non-GAAP diluted EPS increased year-over-year to $3.88
•Adjusted EBITDA increased year-over-year to $285 million
•Returning value to shareholders with $284 million of share repurchases year to date, and expect to repurchase an additional $500 million through the third quarter of 2026

Lincolnshire, Ill., October 28, 2025 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating workflows to deliver intelligent operations, today announced results for the third quarter ended September 27, 2025.

“Our strong third quarter results were driven by solid demand, lower-than-expected tariffs, operating expense leverage and continued excellent execution by our teams,” said Bill Burns, Chief Executive Officer of Zebra Technologies. “We continue to advance our industry leadership with solutions that digitize and automate our customers’ workflows, and are excited about the opportunity to accelerate our connected frontline vision through our recent acquisition of Elo Touch Solutions. We are also building on our track record of value creation for shareholders, committing to $500 million of share repurchases over the next twelve months, supported by our strong balance sheet and cash flow.”

$ in millions, except per share amounts	3Q25	3Q24	Change
Select reported measures:
Net sales	$1,320	$1,255	5.2%
Gross profit	634	613	3.4%
Gross margin	48.0%	48.8%	(80) bps
Net income	101	137	(26.3%)
Net income margin	7.7%	10.9%	(320) bps
Net income per diluted share	$1.97	$2.64	(25.4%)

Select Non-GAAP measures:
Adjusted net sales	$1,320	$1,255	5.2%
Organic net sales growth			4.8%
Adjusted gross profit	636	616	3.2%
Adjusted gross margin	48.2%	49.1%	(90) bps
Adjusted EBITDA	285	268	6.3%
Adjusted EBITDA margin	21.6%	21.4%	20 bps
Non-GAAP net income	$198	$181	9.4%
Non-GAAP diluted earnings per share	$3.88	$3.49	11.2%

Net sales were $1,320 million in the third quarter of 2025 compared to $1,255 million in the prior year. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $865 million in the third quarter of 2025 compared to $845 million in the prior year. Asset Intelligence & Tracking ("AIT") segment net sales were $455 million in the third quarter of 2025 compared to $410 million in the prior year. Consolidated organic net sales for the third quarter of 2025 increased 4.8% year-over-year, with a 2.0% increase in the EVM segment and a 10.6% increase in the AIT segment(1).

Third quarter 2025 gross profit was $634 million compared to $613 million in the prior year. Gross margin decreased to 48.0% for the third quarter of 2025 compared to 48.8% in the prior year primarily due to approximately $6 million of U.S. import tariff expense net of mitigating actions. Adjusted gross margin was 48.2% in the third quarter of 2025 compared to 49.1% in the prior year.

Operating expenses increased to $451 million in the third quarter of 2025 from $422 million in the prior year primarily due to increased stock based compensation expense. Adjusted operating expenses increased to $368 million in the third quarter of 2025 from $364 million in the prior year.

Net income for the third quarter of 2025 was $101 million, or $1.97 per diluted share, compared to net income of $137 million, or $2.64 per diluted share, in the prior year. Non-GAAP net income increased to $198 million for the third quarter of 2025, or $3.88 per diluted share, compared to $181 million, or $3.49 per diluted share, for the prior year.

Adjusted EBITDA for the third quarter of 2025 increased to $285 million, or 21.6% of adjusted net sales, compared to $268 million, or 21.4% of adjusted net sales in the prior year due to lower adjusted operating expense as a percentage of sales, partially offset by lower gross margin.

(1) Effective with the fourth quarter of 2025, the Company’s reportable segments will be changed to Connected Frontline and Asset Visibility & Automation. Reference the appendix of this press release for additional information, including recast financial performance.

Balance Sheet and Cash Flow
As of September 27, 2025, the Company had cash and cash equivalents of $1,053 million and total debt of $2,183 million.

For the first nine months of 2025, net cash provided by operating activities was $560 million and the Company invested $56 million in capital expenditures, resulting in free cash flow of $504 million. The Company also made share repurchases of $284 million and acquired Photoneo for $62 million.

Outlook
The Company expects fourth quarter sales growth between 8% and 11% compared to the prior year. This expectation includes approximately 850 basis points of favorable impact from acquisitions and foreign currency translation.

Adjusted EBITDA margin for the fourth quarter is expected to be approximately 22% which includes the impact of approximately $6 million U.S. import tariff expense, net of mitigating actions, assuming current rates and exemptions. Non-GAAP diluted earnings per share are expected to be in the range of $4.20 to $4.40. This assumes an adjusted effective tax rate of approximately 18%.

Free Cash Flow for the full year 2025 is expected to be greater than $800 million.

Beginning in the fourth quarter of 2025 and continuing through the next 12 months, the Company expects to repurchase $500 million of its common stock.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) provides the foundation for intelligent operations with an award-winning portfolio of connected frontline, asset visibility and automation solutions. Organizations globally across retail, manufacturing, transportation, logistics, healthcare, and other industries rely on us to deliver outcomes today while driving innovation for what’s next. Together with our partners, we create new ways of working that improve productivity and empower organizations to be better every day. Learn more at www.zebra.com. Follow Zebra on our Blog, LinkedIn, Facebook, X, Instagram, and YouTube.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the global nature of Zebra's business. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “Adjusted EBITDA,” “Adjusted EBITDA margin,” “adjusted gross margin,” “adjusted gross profit,” “adjusted net sales,” “adjusted operating expenses,” “EBITDA,” “free cash flow,” “non-GAAP diluted earnings per share,” “non-GAAP earnings per share,” “non-GAAP net income,” “organic net sales,” and “organic net sales growth.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	September 27, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,053	$901
Accounts receivable, net of allowances for doubtful accounts of $1 each as of September 27, 2025 and December 31, 2024	655	692
Inventories, net	663	693
Income tax receivable	106	20
Prepaid expenses and other current assets	99	134
Total Current assets	2,576	2,440
Property, plant and equipment, net	327	305
Right-of-use lease assets	165	167
Goodwill	3,931	3,891
Other intangibles, net	376	422
Deferred income taxes	475	512
Other long-term assets	217	231
Total Assets	$8,067	$7,968
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$66	$79
Accounts payable	533	633
Accrued liabilities	497	503
Deferred revenue	456	453
Income taxes payable	51	36
Total Current liabilities	1,603	1,704
Long-term debt	2,107	2,092
Long-term lease liabilities	151	155
Deferred income taxes	65	57
Long-term deferred revenue	318	304
Other long-term liabilities	76	70
Total Liabilities	4,320	4,382
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	781	669
Treasury stock at cost, 21,414,382 and 20,645,798 shares as of September 27, 2025 and December 31, 2024, respectively	(2,181)	(1,900)
Retained earnings	5,209	4,860
Accumulated other comprehensive loss	(63)	(44)
Total Stockholders’ Equity	3,747	3,586
Total Liabilities and Stockholders’ Equity	$8,067	$7,968

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales:
Tangible products	$1,081	$1,019	$3,198	$2,931
Services and software	239	236	723	716
Total Net sales	1,320	1,255	3,921	3,647
Cost of sales:
Tangible products	557	526	1,652	1,539
Services and software	129	116	374	343
Total Cost of sales	686	642	2,026	1,882
Gross profit	634	613	1,895	1,765
Operating expenses:
Selling and marketing	159	151	478	449
Research and development	146	141	441	425
General and administrative	111	96	324	274
Amortization of intangible assets	25	29	74	80
Acquisition and integration costs	10	1	17	3
Exit and restructuring costs	—	4	—	17
Total Operating expenses	451	422	1,334	1,248
Operating income	183	191	561	517
Other income (loss), net:
Foreign exchange gain (loss)	1	(9)	(15)	(6)
Interest expense, net	(23)	(31)	(71)	(71)
Other expense, net	(2)	(2)	(13)	(13)
Total Other expense, net	(24)	(42)	(99)	(90)
Income before income tax	159	149	462	427
Income tax expense	58	12	113	62
Net income	$101	$137	$349	$365
Basic earnings per share	$1.98	$2.65	$6.83	$7.09
Diluted earnings per share	$1.97	$2.64	$6.78	$7.04

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net income	$349	$365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126	130
Share-based compensation	130	68
Deferred income taxes	61	(62)
Unrealized gain on forward interest rate swaps	—	(31)
Other, net	13	12
Changes in operating assets and liabilities:
Accounts receivable, net	57	(120)
Inventories, net	30	161
Other assets	16	5
Accounts payable	(115)	79
Accrued liabilities	(49)	68
Deferred revenue	16	(34)
Income taxes	(71)	25
Settlement liability	—	(45)
Cash receipts on forward interest rate swaps	—	86
Other operating activities	(3)	—
Net cash provided by operating activities	560	707
Cash flows from investing activities:
Acquisition of businesses	(62)	—
Purchases of property, plant and equipment	(56)	(41)
Proceeds from sale of short-term investments	—	2
Proceeds from sale of long-term investments	1	—
Purchases of long-term investments	(4)	(3)
Net cash used in investing activities	(121)	(42)
Cash flows from financing activities:
Payment of debt issuance costs, extinguishment costs and discounts	—	(9)
Payments of debt	—	(694)
Proceeds from issuance of debt	—	651
Payments for repurchases of common stock	(284)	(16)
Net payments related to share-based compensation plans	(15)	(27)
Change in unremitted cash collections from servicing factored receivables	9	(35)
Other financing activities	4	3
Net cash used in financing activities	(286)	(127)
Effect of exchange rate changes on cash and cash equivalents	(1)	—
Net increase in cash and cash equivalents	152	538
Cash and cash equivalents at beginning of period	901	138
Cash and cash equivalents at end of period	$1,053	$676
Supplemental disclosures of cash flow information:
Income taxes paid	$124	$90
Interest paid, net of forward interest rate swaps	$79	$3

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	September 27, 2025
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	11.0%	2.4%	5.2%
Adjustments:
Impact of foreign currency translations (1)	(0.4)%	(0.1)%	(0.2)%
Impact of acquisitions (2)	—%	(0.3)%	(0.2)%
Consolidated Organic Net sales growth	10.6%	2.0%	4.8%

	Nine Months Ended
	September 27, 2025
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	11.3%	5.6%	7.5%
Adjustments:
Impact of foreign currency translations (1)	0.3%	0.3%	0.3%
Impact of acquisitions (2)	—%	(0.3)%	(0.2)%
Consolidated Organic Net sales growth	11.6%	5.6%	7.6%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods.

(2)For purposes of computing Organic Net sales growth, amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
($ In millions)
(Unaudited)

	Three Months Ended
	September 27, 2025			September 28, 2024
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$455	$865	$1,320	$410	$845	$1,255
Reported Gross profit	230	404	634	199	414	613
Gross Margin	50.5%	46.7%	48.0%	48.5%	49.0%	48.8%

Non-GAAP
Adjusted Net sales	$455	$865	$1,320	$410	$845	$1,255
Adjusted Gross profit (1)	231	405	636	200	416	616
Adjusted Gross Margin	50.8%	46.8%	48.2%	48.8%	49.2%	49.1%

	Nine Months Ended
	September 27, 2025			September 28, 2024
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$1,335	$2,586	$3,921	$1,199	$2,448	$3,647
Reported Gross profit	669	1,226	1,895	570	1,195	1,765
Gross Margin	50.1%	47.4%	48.3%	47.5%	48.8%	48.4%

Non-GAAP
Adjusted Net sales	$1,335	$2,586	$3,921	$1,199	$2,448	$3,647
Adjusted Gross profit (1)	673	1,231	1,904	572	1,200	1,772
Adjusted Gross Margin	50.4%	47.6%	48.6%	47.7%	49.0%	48.6%

(1)Adjusted Gross profit excludes share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
($ In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP Net income	$101	$137	$349	$365
Adjustments to Cost of sales(1)
Share-based compensation	2	3	9	7
Total adjustments to Cost of sales	2	3	9	7
Adjustments to Operating expenses(1)
Amortization of intangible assets	25	29	74	80
Acquisition and integration costs	10	1	17	3
Share-based compensation	48	24	131	78
Exit and restructuring costs	—	4	—	17
Total adjustments to Operating expenses	83	58	222	178
Adjustments to Other expense, net(1)
Amortization of debt issuance costs and discounts	1	—	2	1
Investment loss	1	—	11	6
Foreign exchange (gain) loss	(1)	9	15	6
Forward interest rate swap gain	—	—	—	(31)
Total adjustments to Other expense, net	1	9	28	(18)
Income tax effect of adjustments(2)
Reported income tax expense	58	12	113	62
Adjusted income tax	(47)	(38)	(129)	(101)
Total adjustments to income tax	11	(26)	(16)	(39)
Total adjustments	97	44	243	128
Non-GAAP Net income	$198	$181	$592	$493

GAAP earnings per share
Basic	$1.98	$2.65	$6.83	$7.09
Diluted	$1.97	$2.64	$6.78	$7.04
Non-GAAP earnings per share
Basic	$3.90	$3.52	$11.59	$9.58
Diluted	$3.88	$3.49	$11.51	$9.51

Basic weighted average shares outstanding	50,800,552	51,567,216	51,044,563	51,480,812
Diluted weighted average and equivalent shares outstanding	51,171,119	51,918,055	51,429,532	51,845,572
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
($ In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP Net income	$101	$137	$349	$365
Add back:
Depreciation (excluding exit and restructuring)	17	16	52	50
Amortization of intangible assets	25	29	74	80
Total Other expense, net	24	42	99	90
Income tax expense	58	12	113	62
EBITDA (Non-GAAP)	225	236	687	647

Adjustments to Cost of sales
Share-based compensation	2	3	9	7
Total adjustments to Cost of sales	2	3	9	7
Adjustments to Operating expenses
Acquisition and integration costs	10	1	17	3
Share-based compensation	48	24	131	78
Exit and restructuring costs	—	4	—	17
Total adjustments to Operating expenses	58	29	148	98
Total adjustments to EBITDA	60	32	157	105
Adjusted EBITDA (Non-GAAP)	$285	$268	$844	$752

Adjusted EBITDA margin (Non-GAAP)	21.6%	21.4%	21.5%	20.6%

FREE CASH FLOW

	Nine Months Ended
	September 27, 2025	September 28, 2024
Net cash provided by operating activities	$560	$707
Less: Purchases of property, plant and equipment	(56)	(41)
Free cash flow (Non-GAAP)(1)	$504	$666
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION

Effective with the fourth quarter, the Company’s reportable segments will be changed to Connected Frontline (“CF”) and Asset Visibility & Automation (“AVA”). The CF segment will consist of our mobile computing products, and related services and software-based offerings that were formerly part of our EVM segment, as well as the Elo Touch Solutions acquisition. The AVA segment will consist of our barcode and card printing products and related supplies and sensors, RFID and RTLS offerings, and related services that collectively represented our former AIT segment, as well as our data capture, machine vision, and robotics automation offerings and related services that were formerly part of our EVM segment. This change aligns with how we are operating our business to advance our strategy and the level of detailed financial information reviewed by our chief operating decision-maker going forward. Our CF and AVA results will also exclude share-based compensation expense from the measurement of segment operating income with respect to how we report our results on both a GAAP and Non-GAAP basis. The table below contains our segment results reflecting these changes in the current and historical periods on a comparable basis. These changes will not have an impact on our Consolidated Financial Statements.

	QTD							Full Year
	2025			2024				2024	2023
	Q1 2025	Q2 2025	Q3 2025	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Net sales:
CF Tangible products	$481	$521	$509	$436	$479	$481	$520	$1,916	$1,522
CF Services and software	203	196	196	205	193	194	206	798	758
Total CF sales	684	717	705	641	672	675	726	2,714	2,280
AVA Tangible products	581	534	572	493	504	538	565	2,100	2,143
AVA Services and software	43	42	43	41	41	42	43	167	161
Total AVA sales	624	576	615	534	545	580	608	2,267	2,304
Total Net sales	$1,308	$1,293	$1,320	$1,175	$1,217	$1,255	$1,334	$4,981	$4,584

Gross profit:
CF	$333	$339	$324	$314	$333	$331	$356	$1,334	$1,031
AVA	316	280	312	251	258	285	294	1,088	1,098
Corporate	(4)	(3)	(2)	(2)	(2)	(3)	(2)	(9)	(6)
Total Gross profit	$645	$616	$634	$563	$589	$613	$648	$2,413	$2,123

Gross margin
CF	48.7%	47.3%	46.0%	49.0%	49.6%	49.0%	49.0%	49.2%	45.2%
AVA	50.6%	48.6%	50.7%	47.0%	47.3%	49.1%	48.4%	48.0%	47.7%

Operating expenses
CF (1)	$193	$197	$192	$189	$197	$191	$198	$775	$703
AVA (1)	181	173	176	159	161	173	175	668	671
Corporate	76	63	83	56	64	58	50	228	268
Total Operating expenses	$450	$433	$451	$404	$422	$422	$423	$1,671	$1,642

Operating income:
CF (2)	$140	$142	$132	$125	$136	$140	$158	$559	$328
AVA (2)	135	107	136	92	97	112	119	420	427
Total segment operating income	275	249	268	217	233	252	277	979	755
Corporate (3)	(80)	(66)	(85)	(58)	(66)	(61)	(52)	(237)	(274)
Total Operating income	$195	$183	$183	$159	$167	$191	$225	$742	$481

(1)CF and AVA segment operating expenses include Selling and marketing, Research and development, and General and administrative expenses, excluding the amounts classified within Corporate.

(2)CF and AVA segment operating income includes depreciation expense proportionate to each segment’s Net sales.

(3)To the extent applicable, amounts included in Corporate consist of Share-based Compensation, Amortization of intangible assets, Acquisition and integration costs, Exit and restructuring costs, as well as certain other non-recurring costs (impairment of goodwill and other intangibles, and business acquisition purchase accounting adjustments).

New Segments Reflect Zebra's Strategic Focus

REPORTING IN THE NEW STRUCTURE EFFECTIVE Q4 2025

Current Segments	Solution Offerings	New Segments
Enterprise Visibility & Mobility (EVM)	Mobile Computing	Connected Frontline (CF)
	Self Service & POS[1]	
	Services	
	Software Solutions	
	Data Capture	Asset Visibility & Automation (AVA)
	Machine Vision	
	Robotics Automation	
Asset Intelligence & Tracking (AIT)	Barcode & Card Printing	
	Supplies & Environmental Sensors	
	RFID & Location Solutions	
	Services	

[1] Self Service & POS added to Zebra's portfolio via the Elo acquisition in Q4

ZEBRA